Excepted pages from subject report

Free Writing Prospectus Dated August 18, 2017
Filed Pursuant to Rule 433 of the Securities Act of 1933
Registration Statement Nos 333-214531, 333-211178 and 333-211924

KeyBanc Capital Markets

The Leaderboard

Preferred Apartment Communities, Inc. (ticker: APTS)

Real Estate Investment Banking — August 11, 2017

David Gorden - Managing Director
(617) 385-6220
dgorden@key.com

Mark Koster - Managing Director
(770) 510-2150
mkoster@key.com

John Horrigan - Managing Director
(216) 689-4615
jhorrigan@key.com

Michael Hawkins - Managing Director
(212) 476-7425
michael.hawkins@key.com

The following presentation provides a detailed analysis of the Equity REIT market, including current trading, total return, leverage, coverage and valuation statistics.

This presentation analyzes 178 Equity REITs within the following 15 sectors:

- Health Care (19)
- Office (28)
- Data Center (6)
- Industrial (9)
- Office / Industrial (3)
- Shopping Center (18)
- Malls (8)
- Student Housing (2)
- Manufactured Housing (3)
- Multifamily (14)
- Self Storage (6)
- Lodging (20)
- Triple Net (17)
- Single Family (4)
- Specialty (21)

Industry Comps:
Section I presents a series of 52 ranking tables comprised of each of the 178 publicly traded Equity REITs plus the median values for each of the 15 sectors listed above.

Sector Comps:
Section II provides a series of tables which are broken by the 15 sectors listed above.

(median)	Healthcare	Office	Data Center	Industrial	Office / Industrial	Shopping Center	Malls	Student Housing	Manfact. Housing	Multi-family	Self Storage	Lodging	Triple Net	Single Family	Specialty	All REITs
Market Data																
Current Yield	5.13%	3.36%	3.11%	2.85%	2.60%	4.88%	5.25%	3.98%	3.08%	3.36%	4.60%	6.30%	6.07%	2.47%	4.97%	4.52%
Market Cap	$3,137	$2,739	$5,377	$2,891	$4,509	$2,554	$3,603	$4,558	$7,123	$4,744	$3,895	$2,144	$2,377	$2,712	$3,398	$3,055
Aggregate	$104.3 B	$122.9 B	$71.4 B	$62.3 B	$14.4 B	$62.9 B	$95.7 B	$9.1 B	$15.6 B	$113.2 B	$54.4 B	$51.1 B	$67.4 B	$12.4 B	$201.0 B	$1,058.2 B
Enterprise Value	$4,279	$5,044	$7,553	$3,966	$5,484	$4,021	$8,411	$6,199	$10,126	$7,219	$5,639	$3,184	$4,439	$5,255	$5,919	$4,713
Aggregate	$161.6 B	$207.4 B	$93.3 B	$87.0 B	$17.6 B	$104.9 B	$171.0 B	$12.4 B	$21.3 B	$161.3 B	$69.1 B	$80.7 B	$108.4 B	$21.8 B	$290.9 B	$1,608.7 B
Total Return																
1 Week Total Return	-1.51%	-1.63%	-1.25%	-0.65%	-1.93%	-2.38%	-6.68%	-0.40%	-1.16%	-0.57%	-1.08%	-4.19%	-1.93%	-2.15%	-0.90%	-1.92%
3 Mnth. Total Return	-2.01%	-0.17%	9.27%	8.80%	1.22%	3.54%	-4.61%	2.19%	4.69%	5.17%	-1.51%	0.87%	5.98%	-7.54%	5.24%	1.67%
LTM Total Return	-7.39%	-0.34%	18.98%	15.05%	6.15%	-17.51%	-26.77%	-11.13%	15.25%	8.60%	-8.94%	6.26%	-2.85%	6.08%	8.51%	1.20%
2 Year Total Return	24.14%	22.34%	89.28%	56.74%	34.15%	-1.05%	-19.71%	32.94%	55.45%	20.87%	4.64%	-0.67%	22.87%	-3.35%	20.02%	20.03%
3 Year Total Return	35.01%	20.96%	144.48%	73.41%	36.44%	10.05%	-15.90%	34.70%	84.88%	39.68%	40.28%	-4.39%	30.03%	-36.66%	23.57%	23.57%
4 Year Total Return	36.54%	38.74%	210.14%	98.48%	32.18%	14.39%	-7.86%	52.47%	118.28%	71.04%	47.72%	28.49%	36.80%	-17.44%	34.19%	38.17%
5 Year Total Return	70.72%	54.11%	181.92%	147.30%	106.00%	45.60%	-7.67%	28.42%	138.22%	75.18%	95.31%	66.51%	78.06%	NA	73.25%	67.06%
Leverage / Coverage																
EBITDA / (IE + Pfd)	4.15x	3.49x	5.32x	4.04x	4.64x	3.35x	3.38x	7.65x	3.21x	2.92x	4.69x	4.23x	3.66x	2.06x	3.73x	3.78x
(Debt + Pfd.) / EV	31.61%	37.73%	23.73%	26.01%	17.79%	40.77%	51.04%	24.68%	28.21%	37.39%	30.06%	36.30%	36.39%	36.89%	36.00%	35.54%
Valuation																
P / '17 FFO	15.18x	15.46x	19.69x	21.33x	21.20x	13.27x	12.38x	19.65x	21.90x	19.41x	17.74x	10.28x	13.83x	20.81x	16.13x	15.24x
P / '18 FFO	13.59x	14.94x	17.72x	20.66x	20.63x	12.82x	11.41x	18.42x	19.17x	18.44x	16.57x	9.95x	13.00x	18.69x	14.99x	14.55x
P / '17 AFFO	16.14x	22.58x	20.29x	26.88x	38.69x	16.48x	13.83x	20.79x	22.86x	21.54x	18.45x	13.18x	13.65x	23.72x	14.28x	17.39x
P / '18 AFFO	13.46x	20.75x	18.31x	25.23x	28.60x	15.94x	12.88x	19.33x	20.74x	20.20x	17.25x	11.92x	13.06x	21.31x	13.56x	16.54x
'17 FFO Payout	74.6%	49.8%	61.2%	61.1%	59.7%	64.5%	61.0%	78.2%	64.4%	65.3%	75.8%	55.7%	77.0%	47.1%	85.0%	65.6%
'17 AFFO Payout	82.9%	77.3%	60.2%	79.1%	82.5%	81.0%	76.7%	82.7%	70.3%	72.9%	82.9%	70.6%	78.1%	21.5%	79.0%	78.3%

1

3 Month Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. Gladstone Land 22.4% 1.4% 23.8% 81. Essex Property Tr 3.1% 0.7% 3.8% 161. GGP (5.5%) 0.9% (4.6%) 2. Monogram Resdl Tr 22.3% 0.9% 23.3% 82. Ramco-Gershenson 2.0% 1.7% 3.7% 162. MALL SECTOR (5.1%) 0.5% (4.6%) 3. Preferred Apt Comm 18.8% 1.7% 20.6% 83. Natl Health Invrs 2.4% 1.2% 3.7% 163. Macerich Co (4.7%) 0.0% (4.7%) 4. STORE Capital Corp 18.9% 1.5% 20.5% 84. SHOP CTR SECTOR 2.0% 1.5% 3.5% 164. CorEnergy Infrastr (6.8%) 2.0% (4.8%) 5. Seritage Growth 16.5% 0.7% 17.2% 85. Weingarten Realty 2.1% 1.3% 3.4% 165. Cedar Realty Trust (5.8%) 0.9% (4.9%) 6. DuPont Fabros Tech 16.1% 0.9% 17.0% 86. American Campus 2.2% 1.0% 3.2% 166. Ryman Hospitality (6.1%) 1.2% (5.0%) 7. Parkway Inc. 15.4% 0.6% 16.0% 87. UDR Inc 2.3% 0.8% 3.1% 167. National Storage (6.1%) 1.1% (5.0%) 8. CIM Comm Tr 1.6% 12.8% 14.4% 88. Retail Properties 1.4% 1.4% 2.8% 168. New York REIT (5.1%) 0.0% (5.1%) 9. Spirit Realty 11.5% 2.7% 14.2% 89. Gladstone Comm 1.0% 1.8% 2.8% 169. Hospitality Ppts (7.1%) 1.7% (5.4%) 10. Independence Realt 10.5% 2.0% 12.6% 90. Equinix (REIT) 2.2% 0.5% 2.7% 170. Lamar Advertising (6.6%) 1.1% (5.5%) 11. InfraREIT (REIT) 11.1% 1.4% 12.5% 91. CareTrust REIT 1.7% 1.0% 2.7% 171. Piedmont Office Tr (6.4%) 0.9% (5.5%) 12. VEREIT 10.3% 1.9% 12.2% 92. Easterly Gvt Ppts 1.4% 1.2% 2.7% 172. Omega Healthcare (7.7%) 1.9% (5.9%) 13. CoreSite Realty 9.5% 0.9% 10.5% 93. Saul Centers Inc 1.4% 0.9% 2.3% 173. NexPoint Resdl Tr (7.1%) 0.8% (6.3%) 14. Urstadt Biddle 8.9% 1.5% 10.4% 94. STDNT HOUS SECTOR 1.2% 1.0% 2.2% 174. Franklin St Ppts (7.9%) 1.6% (6.3%) 15. Prologis Inc 9.3% 0.8% 10.2% 95. Host Hotels&Resort 1.0% 1.1% 2.0% 175. Pennsylvania REIT (8.4%) 1.8% (6.6%) 16. Camden Ppty Tr 9.0% 1.0% 9.9% 96. One Liberty Ppts 0.1% 1.8% 2.0% 176. Tanger Factory (8.1%) 1.2% (7.0%) 17. TIER REIT Inc 8.6% 1.1% 9.7% 97. Condor Hospitality (0.1%) 1.9% 1.8% 177. Physicians Realty (8.4%) 1.0% (7.4%) 18. Xenia Hotels & Res 8.1% 1.5% 9.6% 98. Duke Realty Corp 0.9% 0.7% 1.6% 178. SINGLE FAMILY SECTOR (8.1%) 0.6% (7.5%) 19. CyrusOne Inc 8.8% 0.8% 9.6% 99. Education RealtyTr 0.2% 1.0% 1.2% 179. Taubman Centers (8.5%) 1.0% (7.5%) 20. Four Corners Ppty 8.5% 1.0% 9.5% 100. Liberty Ppty Trust 0.2% 1.0% 1.2% 180. Sr Housing Ppts Tr (10.6%) 1.8% (8.8%) 21. EastGroup Ppts Inc 8.7% 0.8% 9.5% 101. OFF/IND SECTOR 0.2% 1.0% 1.2% 181. UMH Ppts Inc (9.9%) 1.1% (8.8%) 22. Rexford Industrial 8.8% 0.6% 9.3% 102. Healthcare Realty (0.7%) 1.9% 1.2% 182. Wheeler REIT (12.2%) 2.9% (9.3%) 23. DATA CENTER SECTOR 8.5% 0.8% 9.3% 103. Retail Opportunity 0.3% 0.9% 1.2% 183. Mack-Cali Realty (9.9%) 0.7% (9.3%) 24. Terreno Realty 8.5% 0.6% 9.1% 104. Ventas Inc (0.0%) 1.2% 1.1% 184. Sabra Health Care (12.2%) 1.6% (10.6%) 25. QTS Realty Trust 8.1% 0.8% 8.9% 105. Armada Hoffler (0.4%) 1.4% 1.0% 185. Care Capital Ppts (13.1%) 2.0% (11.2%) 26. MGM Growth Ppts 7.5% 1.5% 8.9% 106. Global Medical (1.0%) 2.0% 1.0% 186. Gvt Ppts Incm Tr (14.1%) 2.1% (12.1%) 27. NorthStar Europe 7.5% 1.3% 8.8% 107. Sunstone Hotel 0.7% 0.3% 1.0% 187. Farmland Partners (14.2%) 1.2% (12.9%) 28. DCT Industrial Tr 8.2% 0.6% 8.8% 108. American Assets Tr 0.4% 0.6% 1.0% 188. Altisource Resdl (14.4%) 1.0% (13.4%) 29. INDUSTRIAL SECTOR 8.2% 0.6% 8.8% 109. FelCor Lodging Tr 0.1% 0.9% 1.0% 189. GEO Group Inc (16.3%) 1.3% (15.0%) 30. Amer Tower (REIT) 8.2% 0.5% 8.8% 110. Highwoods Ppts Inc (0.8%) 1.8% 1.0% 190. Bluerock Resdl (17.8%) 1.8% (16.0%) 31. Cousins Properties 7.8% 0.7% 8.6% 111. LODGING SECTOR (0.4%) 1.3% 0.9% 191. Uniti Group (19.9%) 1.9% (18.0%) 32. Agree Realty Corp 7.4% 1.2% 8.5% 112. Sotherly Hotels (0.8%) 1.5% 0.7% 192. Reven Housing REIT (19.6%) 0.0% (19.6%) 33. SBA Comms (REIT) 8.3% 0.0% 8.3% 113. Hersha Hospitality (0.9%) 1.5% 0.6% 193. CoreCivic Inc. (20.8%) 1.2% (19.6%) 34. Iron Mountain Inc 6.5% 1.7% 8.2% 114. Federal Realty (0.2%) 0.8% 0.5% 35. W. P. Carey Inc. 6.6% 1.6% 8.2% 115. Community Hlthcr (1.2%) 1.6% 0.4% 36. Whitestone REIT 5.6% 2.5% 8.1% 116. Corp Office Ppts (0.4%) 0.8% 0.3% 37. Washington Prime 4.6% 3.4% 8.0% 117. Vornado Realty Tr (19.4%) 19.5% 0.0% 38. Chesapeake Lodging 6.1% 1.7% 7.8% 118. Global Slf Stge (1.4%) 1.3% (0.1%) 39. Crown Castle Intl 6.8% 1.0% 7.8% 119. OFFICE SECTOR (1.2%) 1.0% (0.2%) RMS 1.6% 40. PS Business Parks 7.1% 0.7% 7.8% 120. RLJ Lodging Trust (1.8%) 1.6% (0.2%) S&P 500 2.5% 41. Gaming and Leisure 5.7% 1.8% 7.5% 121. Welltower (1.5%) 1.2% (0.4%) DJIA 5.1% 42. Extended Stay Am 6.3% 1.2% 7.5% 122. LaSalle Hotel (1.8%) 1.4% (0.4%) 43. Natl Retail Ppts 6.1% 1.3% 7.3% 123. Boston Properties (1.0%) 0.6% (0.4%) 44. DDR Corp 4.9% 2.2% 7.2% 124. Paramount Grp Inc (1.4%) 0.6% (0.8%) 45. First Indl Realty 6.2% 0.8% 6.9% 125. Digital Realty Tr (1.6%) 0.8% (0.8%) 46. Kite Realty Grp Tr 5.0% 1.7% 6.7% 126. Ashford Hsplty Tr (2.8%) 1.9% (0.9%) 1. Monogram Resdl Tr 22.3% 0.9% 23.3% 47. Starwood Waypoint 5.8% 0.7% 6.5% 127. AvalonBay Cmnties (1.7%) 0.7% (1.0%) 2. Preferred Apt Comm 18.8% 1.7% 20.6% 48. Extra Space stge 5.2% 1.1% 6.3% 128. Urban Edge Ppts (1.0%) 0.0% (1.0%) 3. Independence Realt 10.5% 2.0% 12.6% 49. Aimco 5.4% 0.9% 6.3% 129. Simon Property (2.4%) 1.1% (1.3%) 4. Camden Ppty Tr 9.0% 1.0% 9.9% 50. Investors RE Trust 5.1% 1.2% 6.2% 130. Weyerhaeuser Co (2.3%) 0.9% (1.4%) 5. Aimco 5.4% 0.9% 6.3% 51. MAA 5.3% 0.9% 6.2% 131. Life Storage (2.8%) 1.4% (1.4%) 6. Investors RE Trust 5.1% 1.2% 6.2% 52. Forest City Realty 5.8% 0.4% 6.2% 132. SELF STOR SECTOR (2.8%) 1.2% (1.5%) 7. MAA 5.3% 0.9% 6.2% 53. Monmouth RE Invt 5.0% 1.1% 6.2% 133. CubeSmart (2.7%) 1.1% (1.6%) 8. Equity Resdl 3.3% 0.8% 4.1% 54. Potlatch Corp 5.2% 0.9% 6.0% 134. American Homes (1.9%) 0.2% (1.7%) 9. Essex Property Tr 3.1% 0.7% 3.8% 55. Gramercy Property 4.7% 1.3% 6.0% 135. Equity Cmnwlth (1.7%) 0.0% (1.7%) 10. UDR Inc 2.3% 0.8% 3.1% 56. TRIPLE NET SECTOR 4.7% 1.3% 6.0% 136. Brandywine Realty (2.6%) 0.9% (1.8%) 11. AvalonBay Cmnties (1.7%) 0.7% (1.0%) 57. Washington REIT 4.8% 1.0% 5.8% 137. Empire State Rlty (2.3%) 0.5% (1.8%) 12. BRT Apartments (4.0%) 0.0% (4.0%) 58. CBL & Assoc Ppts 2.6% 3.2% 5.7% 138. Douglas Emmett Inc (2.4%) 0.6% (1.9%) 13. NexPoint Resdl Tr (7.1%) 0.8% (6.3%) 59. Regency Centers 4.6% 0.9% 5.5% 139. LTC Properties Inc (3.0%) 1.1% (1.9%) 14. Bluerock Resdl (17.8%) 1.8% (16.0%) 60. Kimco Realty Corp 4.0% 1.6% 5.5% 140. MedEquities Realty (3.7%) 1.7% (2.0%) 15. #REF! #REF! NA #REF! 61. Universal Health 4.5% 0.9% 5.5% 141. HEALTHCARE SECTOR (3.5%) 1.5% (2.0%) 16. #REF! #REF! NA #REF! 62. STAG Indl Inc 4.0% 1.3% 5.4% 142. Apple Hospitality (4.0%) 1.5% (2.4%) 17. #REF! #REF! NA #REF! 63. Eqty LifeStyle 4.7% 0.6% 5.3% 143. Global Net Lease (4.9%) 2.3% (2.6%) 18. #REF! #REF! NA #REF! 64. Brixmor Property 3.7% 1.5% 5.2% 144. Healthcare Trust (3.5%) 0.9% (2.6%) 19. #REF! #REF! NA #REF! 65. Rayonier Inc 4.3% 0.9% 5.2% 145. Kilroy Realty (3.2%) 0.5% (2.7%) 20. #REF! #REF! NA #REF! 66. SPECIALTY SECTOR 4.3% 0.9% 5.2% 146. CatchMark Timber (4.0%) 1.1% (2.8%) 21. #REF! #REF! NA #REF! 67. MULTIFAMILY SECTOR 4.2% 1.0% 5.2% 147. EPR Properties (4.3%) 1.4% (2.9%) 22. #REF! #REF! NA #REF! 68. Realty Income Corp 3.7% 1.2% 4.9% 148. OUTFRONT (REIT) (4.6%) 1.6% (3.0%) 23. #REF! #REF! NA #REF! 69. Pebblebrook Hotel 3.5% 1.2% 4.7% 149. New Senior Invt (5.7%) 2.6% (3.1%) 24. #REF! #REF! NA #REF! 70. Sun Communities 3.9% 0.8% 4.7% 150. Select Income REIT (5.2%) 2.0% (3.1%) 25. #REF! #REF! NA #REF! 71. MFG HOUSING SECTOR 3.9% 0.8% 4.7% 151. iStar Inc (3.3%) 0.0% (3.3%) 26. #REF! #REF! NA #REF! 72. City Office REIT 2.7% 1.9% 4.7% 152. SL Green Realty (4.3%) 0.7% (3.6%) 27. #REF! #REF! NA #REF! 73. Chatham Lodging 2.9% 1.7% 4.7% 153. Hudson Pacific (4.4%) 0.7% (3.8%) 28. #REF! #REF! NA #REF! 74. Alexandria RE 3.9% 0.7% 4.6% 154. Public Storage (4.7%) 0.9% (3.8%) 29. #REF! #REF! NA #REF! 75. First Potomac 4.5% 0.0% 4.5% 155. BRT Apartments (4.0%) 0.0% (4.0%) 30. #REF! #REF! NA #REF! 76. DiamondRock Hsptly 3.3% 1.1% 4.4% 156. Medical Properties (5.7%) 1.7% (4.0%) 77. Equity Resdl 3.3% 0.8% 4.1% 157. Columbia Ppty Tr (5.1%) 0.9% (4.2%) 78. Lexington Realty 2.2% 1.8% 4.0% 158. HCP Inc (5.5%) 1.2% (4.3%) 79. Getty Realty Corp 2.8% 1.1% 4.0% 159. Summit Hotel Ppts (5.3%) 1.0% (4.3%) 80. Acadia Realty Tr 2.9% 1.0% 3.8% 160. Ashford Hsplty Pr (5.8%) 1.5% (4.3%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 7 3 4 5 14 18 19 25 14 24 19 21 8 5 7 0 5 10 15 20 25 30 < -12.5% -12.5% to - 10.5% -10.5% to - 8.5% -8.5% to -6.5% -6.5% to -4.5% -4.5% to -2.5% -2.5% to -0.5% -0.5% to 1.5% 1.5% to 3.5% 3.5% to 5.5% 5.5% to 7.5% 7.5% to 9.5% 9.5% to 11.5% 11.5% to 14.5% > 14.5% # o f C om pa nie s 12

Last Twelve Months Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. NorthStar Europe 37.2% 7.3% 44.5% 81. Chesapeake Lodging (2.1%) 6.7% 4.6% 161. Federal Realty (19.0%) 2.4% (16.7%) 2. Extended Stay Am 33.2% 6.7% 39.8% 82. Forest City Realty 2.8% 1.4% 4.2% 162. STORE Capital Corp (20.7%) 3.8% (16.9%) 3. CoreSite Realty 33.7% 4.7% 38.4% 83. Host Hotels&Resort (0.8%) 4.9% 4.1% 163. New Senior Invt (24.8%) 7.8% (17.0%) 4. GEO Group Inc 25.0% 9.6% 34.6% 84. OUTFRONT (REIT) (2.2%) 6.0% 3.8% 164. New York REIT (17.9%) 0.7% (17.2%) 5. DuPont Fabros Tech 27.9% 5.5% 33.3% 85. MedEquities Realty (2.3%) 5.7% 3.4% 165. Regency Centers (19.7%) 2.4% (17.3%) 6. UMH Ppts Inc 26.7% 6.4% 33.1% 86. Brandywine Realty (0.6%) 3.9% 3.3% 166. SHOP CTR SECTOR (21.3%) 3.8% (17.5%) 7. Terreno Realty 27.4% 3.6% 31.0% 87. Duke Realty Corp 0.2% 2.9% 3.2% 167. Acadia Realty Tr (20.8%) 3.0% (17.7%) 8. Universal Health 25.2% 5.2% 30.4% 88. CoreCivic Inc. (5.1%) 8.3% 3.2% 168. Natl Retail Ppts (21.5%) 3.4% (18.1%) 9. Preferred Apt Comm 22.5% 7.8% 30.4% 89. Weyerhaeuser Co (0.8%) 3.9% 3.1% 169. Life Storage (22.0%) 3.9% (18.2%) 10. InfraREIT (REIT) 21.2% 6.8% 28.0% 90. Gramercy Property (2.5%) 5.3% 2.7% 170. Farmland Partners (22.3%) 3.9% (18.4%) 11. Potlatch Corp 23.1% 4.5% 27.6% 91. Equity Cmnwlth 2.6% 0.0% 2.6% 171. Weingarten Realty (21.9%) 3.4% (18.4%) 12. CorEnergy Infrastr 15.7% 11.4% 27.2% 92. Natl Health Invrs (2.7%) 4.9% 2.3% 172. Retail Properties (22.2%) 3.7% (18.5%) 13. CareTrust REIT 21.3% 5.5% 26.8% 93. QTS Realty Trust (0.8%) 3.0% 2.2% 173. Reven Housing REIT (22.7%) 0.0% (22.7%) 14. Cousins Properties (13.3%) 39.7% 26.5% 94. W. P. Carey Inc. (4.1%) 6.2% 2.1% 174. Simon Property (26.4%) 2.8% (23.6%) 15. NexPoint Resdl Tr 20.8% 4.8% 25.6% 95. Douglas Emmett Inc (0.6%) 2.5% 1.9% 175. CBL & Assoc Ppts (32.5%) 7.4% (25.1%) 16. Rexford Industrial 22.6% 2.9% 25.5% 96. City Office REIT (5.9%) 7.5% 1.6% 176. GGP (28.5%) 3.3% (25.2%) 17. Altisource Resdl 19.0% 5.9% 24.9% 97. Hersha Hospitality (5.8%) 6.6% 0.8% 177. Brixmor Property (28.7%) 3.4% (25.4%) 18. Gladstone Comm 15.0% 9.1% 24.1% 98. Washington REIT (3.6%) 3.7% 0.2% 178. Washington Prime (33.5%) 7.1% (26.4%) 19. Gladstone Land 18.2% 5.5% 23.8% 99. One Liberty Ppts (6.7%) 6.8% 0.1% 179. Kite Realty Grp Tr (30.5%) 3.8% (26.6%) 20. PS Business Parks 19.3% 3.3% 22.6% 100. Empire State Rlty (2.0%) 2.0% 0.0% 180. MALL SECTOR (32.6%) 5.8% (26.8%) 21. MGM Growth Ppts 15.2% 6.9% 22.1% 101. American Homes (1.1%) 0.9% (0.2%) 181. Ramco-Gershenson (30.9%) 4.1% (26.8%) 22. CIM Comm Tr 1.9% 19.9% 21.8% 102. Seritage Growth (2.5%) 2.2% (0.3%) 182. Taubman Centers (29.7%) 2.6% (27.1%) 23. Equinix (REIT) 19.2% 2.4% 21.6% 103. Kilroy Realty (5.0%) 4.7% (0.3%) 183. Macerich Co (32.7%) 2.8% (29.9%) 24. Amer Tower (REIT) 17.9% 2.4% 20.4% 104. OFFICE SECTOR (5.9%) 5.6% (0.3%) 184. Uniti Group (36.1%) 5.9% (30.1%) 25. EastGroup Ppts Inc 15.8% 3.9% 19.7% 105. Investors RE Trust (6.9%) 6.1% (0.8%) 185. Cedar Realty Trust (32.6%) 2.4% (30.1%) 26. Monogram Resdl Tr 16.1% 3.5% 19.6% 106. Ashford Hsplty Tr (8.1%) 7.2% (0.9%) 186. Kimco Realty Corp (34.3%) 3.2% (31.1%) 27. Sunstone Hotel 14.3% 5.2% 19.6% 107. Highwoods Ppts Inc (6.8%) 4.9% (1.9%) 187. Spirit Realty (37.7%) 4.7% (33.0%) 28. SBA Comms (REIT) 19.0% 0.0% 19.0% 108. Armada Hoffler (7.5%) 5.1% (2.4%) 188. Ashford Hsplty Pr (37.7%) 3.1% (34.6%) 29. DATA CENTER SECTOR 15.9% 3.1% 19.0% 109. Piedmont Office Tr (6.2%) 3.8% (2.4%) 189. Tanger Factory (38.3%) 2.6% (35.6%) 30. Xenia Hotels & Res 11.3% 7.3% 18.6% 110. Chatham Lodging (8.7%) 6.3% (2.5%) 190. DDR Corp (46.7%) 3.2% (43.5%) 31. FelCor Lodging Tr 13.9% 3.9% 17.8% 111. Hudson Pacific (5.2%) 2.5% (2.7%) 191. Pennsylvania REIT (54.9%) 2.4% (52.5%) 32. Summit Hotel Ppts 12.1% 4.8% 16.9% 112. Apple Hospitality (8.7%) 5.9% (2.7%) 192. Global Medical (17.4%) NA NA 33. DCT Industrial Tr 13.8% 2.9% 16.7% 113. Lexington Realty (9.2%) 6.4% (2.8%) 193. Parkway Inc. NA NA NA 34. Essex Property Tr 13.3% 3.3% 16.6% 114. TRIPLE NET SECTOR (9.2%) 6.4% (2.8%) 35. First Potomac 12.9% 3.6% 16.5% 115. CatchMark Timber (7.8%) 4.6% (3.2%) 36. CyrusOne Inc 12.6% 3.7% 16.3% 116. Welltower (9.5%) 4.7% (4.7%) 37. Community Hlthcr 8.5% 7.7% 16.2% 117. Extra Space stge (8.7%) 3.9% (4.8%) 38. Four Corners Ppty 10.9% 5.0% 15.9% 118. Healthcare Realty (9.9%) 4.4% (5.5%) 39. Getty Realty Corp 10.9% 5.0% 15.9% 119. Retail Opportunity (8.8%) 3.3% (5.5%) RMS (4.3%) 40. Sun Communities 11.5% 3.7% 15.3% 120. LTC Properties Inc (10.6%) 4.3% (6.3%) S&P 500 14.0% 41. MFG HOUSING SECTOR 11.5% 3.7% 15.3% 121. Urstadt Biddle (10.9%) 4.5% (6.3%) DJIA 20.4% 42. Corp Office Ppts 11.2% 3.9% 15.1% 122. American Campus (9.9%) 3.3% (6.5%) 43. STAG Indl Inc 8.8% 6.2% 15.0% 123. Saul Centers Inc (9.8%) 3.0% (6.8%) 44. INDUSTRIAL SECTOR 10.5% 4.5% 15.0% 124. Sr Housing Ppts Tr (13.6%) 6.8% (6.8%) 45. Prologis Inc 10.5% 3.7% 14.2% 125. Hospitality Ppts (13.3%) 6.1% (7.2%) 46. TIER REIT Inc 9.4% 4.9% 14.2% 126. Global Slf Stge (12.1%) 4.8% (7.4%) 1. Preferred Apt Comm 22.5% 7.8% 30.4% 47. Gaming and Leisure 5.9% 8.1% 14.0% 127. HEALTHCARE SECTOR (12.2%) 4.8% (7.4%) 2. NexPoint Resdl Tr 20.8% 4.8% 25.6% 48. Digital Realty Tr 10.0% 4.0% 14.0% 128. Whitestone REIT (15.2%) 7.5% (7.7%) 3. Monogram Resdl Tr 16.1% 3.5% 19.6% 49. Independence Realt 5.4% 8.4% 13.8% 129. Ventas Inc (12.2%) 4.2% (7.9%) 4. Essex Property Tr 13.3% 3.3% 16.6% 50. Ryman Hospitality 7.5% 5.8% 13.4% 130. Healthcare Trust (11.8%) 3.5% (8.3%) 5. Independence Realt 5.4% 8.4% 13.8% 51. Pebblebrook Hotel 7.5% 5.8% 13.3% 131. Select Income REIT (15.5%) 7.0% (8.5%) 6. Camden Ppty Tr 3.6% 9.3% 12.8% 52. Camden Ppty Tr 3.6% 9.3% 12.8% 132. Paramount Grp Inc (10.6%) 2.1% (8.5%) 7. Equity Resdl 1.0% 8.2% 9.1% 53. DiamondRock Hsptly 7.5% 5.2% 12.8% 133. Vornado Realty Tr (27.9%) 19.4% (8.5%) 8. UDR Inc 4.5% 3.5% 8.1% 54. Sotherly Hotels 5.8% 6.9% 12.7% 134. Sabra Health Care (13.6%) 4.8% (8.7%) 9. AvalonBay Cmnties 4.0% 3.2% 7.2% 55. Starwood Waypoint 9.2% 3.1% 12.3% 135. SELF STOR SECTOR (13.0%) 4.1% (8.9%) 10. BRT Apartments 7.2% 0.0% 7.2% 56. Monmouth RE Invt 7.2% 4.9% 12.1% 136. Columbia Ppty Tr (13.0%) 4.0% (9.0%) 11. MAA 2.6% 3.7% 6.3% 57. Alexandria RE 8.0% 3.2% 11.2% 137. RLJ Lodging Trust (14.3%) 5.3% (9.1%) 12. Aimco 1.5% 3.3% 4.8% 58. National Storage 6.3% 4.7% 11.0% 138. Mack-Cali Realty (11.5%) 2.1% (9.3%) 13. Investors RE Trust (6.9%) 6.1% (0.8%) 59. Eqty LifeStyle 8.1% 2.6% 10.7% 139. Condor Hospitality (15.4%) 5.9% (9.5%) 14. Bluerock Resdl (21.8%) 7.3% (14.5%) 60. Equity Resdl 1.0% 8.2% 9.1% 140. Global Net Lease (17.8%) 7.9% (9.9%) 15. #REF! NA NA #REF! 61. Crown Castle Intl 4.8% 4.3% 9.1% 141. American Assets Tr (12.3%) 2.2% (10.1%) 16. #REF! NA NA #REF! 62. MULTIFAMILY SECTOR 4.2% 4.4% 8.6% 142. CubeSmart (14.0%) 3.5% (10.5%) 17. #REF! NA NA #REF! 63. Lamar Advertising 3.6% 5.0% 8.5% 143. Physicians Realty (14.7%) 3.9% (10.8%) 18. #REF! NA NA #REF! 64. SPECIALTY SECTOR 4.8% 3.8% 8.5% 144. Public Storage (13.9%) 3.2% (10.8%) 19. #REF! NA NA #REF! 65. Rayonier Inc 4.6% 3.8% 8.4% 145. STDNT HOUS SECTOR (14.4%) 3.2% (11.1%) 20. #REF! NA NA #REF! 66. UDR Inc 4.5% 3.5% 8.1% 146. Omega Healthcare (18.0%) 6.6% (11.4%) 21. #REF! NA NA #REF! 67. iStar Inc 8.0% 0.0% 8.0% 147. EPR Properties (16.5%) 4.6% (11.8%) 22. #REF! NA NA #REF! 68. LaSalle Hotel 1.2% 6.7% 7.9% 148. Medical Properties (18.2%) 6.2% (12.0%) 23. #REF! NA NA #REF! 69. AvalonBay Cmnties 4.0% 3.2% 7.2% 149. HCP Inc (24.1%) 11.7% (12.4%) 24. #REF! NA NA #REF! 70. BRT Apartments 7.2% 0.0% 7.2% 150. Realty Income Corp (17.2%) 3.5% (13.6%) 25. #REF! NA NA #REF! 71. Iron Mountain Inc 0.2% 6.3% 6.5% 151. Care Capital Ppts (20.9%) 7.2% (13.7%) 26. #REF! NA NA #REF! 72. MAA 2.6% 3.7% 6.3% 152. Boston Properties (15.7%) 1.9% (13.7%) 27. #REF! NA NA #REF! 73. LODGING SECTOR 0.2% 6.0% 6.3% 153. Urban Edge Ppts (15.9%) 2.0% (13.8%) 28. #REF! NA NA #REF! 74. Liberty Ppty Trust 1.6% 4.6% 6.1% 154. Franklin St Ppts (19.3%) 5.3% (14.0%) 29. #REF! NA NA #REF! 75. OFF/IND SECTOR 2.6% 3.6% 6.1% 155. SL Green Realty (16.7%) 2.4% (14.3%) 30. #REF! NA NA #REF! 76. SINGLE FAMILY SECTOR 4.1% 2.0% 6.1% 156. Bluerock Resdl (21.8%) 7.3% (14.5%) 77. Easterly Gvt Ppts 0.6% 4.9% 5.6% 157. VEREIT (20.7%) 5.2% (15.5%) 78. First Indl Realty 1.9% 3.0% 4.9% 158. Education RealtyTr (18.9%) 3.1% (15.8%) 79. Agree Realty Corp 0.6% 4.3% 4.8% 159. Wheeler REIT (25.3%) 9.0% (16.3%) 80. Aimco 1.5% 3.3% 4.8% 160. Gvt Ppts Incm Tr (23.4%) 6.8% (16.6%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Indices Sector Overview: Multifamily 19 16 10 10 15 6 9 10 12 8 18 21 18 17 2 0 5 10 15 20 25 < -20.0% -20.0% to - 15.0% -15.0% to - 11.5% -11.5% to - 9.0% -9.0% to -6.5% -6.5% to -4.0% -4.0% to -1.5% -1.5% to 1.0% 1.0% to 3.5% 3.5% to 6.0% 6.0% to 11.0% 11.0% to 16.0%16.0% to 23.5%23.5% to 38.5% > 38.5% # o f C om pa nie s 14

3 Year Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. CoreSite Realty 207.3% 34.3% 241.5% 81. SBA Comms (REIT) 26.3% 0.0% 26.3% 161. DDR Corp (43.7%) 8.5% (35.2%) 2. CyrusOne Inc 131.1% 25.2% 156.3% 82. Public Storage 14.4% 11.8% 26.2% 162. Altisource Resdl (50.4%) 13.7% (36.7%) 3. DuPont Fabros Tech 117.3% 34.4% 151.7% 83. Potlatch Corp 10.5% 14.3% 24.8% 163. SINGLE FAMILY SECTOR (50.4%) 13.7% (36.7%) 4. Preferred Apt Comm 101.8% 44.5% 146.3% 84. City Office REIT (0.8%) 25.4% 24.6% 164. Ashford Hsplty Pr (42.8%) 5.8% (37.0%) 5. DATA CENTER SECTOR 112.4% 32.1% 144.5% 85. Natl Retail Ppts 9.8% 14.7% 24.5% 165. Pennsylvania REIT (44.9%) 7.6% (37.3%) 6. Equinix (REIT) 107.4% 29.8% 137.2% 86. Gladstone Land 8.1% 15.6% 23.7% 166. Washington Prime (55.1%) 13.1% (42.0%) 7. Rexford Industrial 97.4% 18.1% 115.5% 87. SPECIALTY SECTOR 7.0% 16.5% 23.6% 167. CBL & Assoc Ppts (55.5%) 12.8% (42.7%) 8. Eqty LifeStyle 95.4% 15.3% 110.6% 88. Forest City Realty 20.5% 3.0% 23.5% 168. Reven Housing REIT (52.9%) 0.0% (52.9%) 9. QTS Realty Trust 82.6% 18.3% 100.9% 89. Mack-Cali Realty 13.1% 9.6% 22.7% 169. Wheeler REIT (74.4%) 10.6% (63.9%) 10. CareTrust REIT 18.2% 80.2% 98.4% 90. American Assets Tr 13.4% 8.7% 22.1% 170. Care Capital Ppts NA NA NA 11. Universal Health 71.3% 26.5% 97.8% 91. Kilroy Realty 10.7% 10.6% 21.3% 171. Community Hlthcr NA NA NA 12. Digital Realty Tr 72.1% 24.2% 96.3% 92. OFFICE SECTOR 5.0% 16.0% 21.0% 172. Global Medical (88.8%) NA NA 13. Terreno Realty 77.9% 16.5% 94.4% 93. Brandywine Realty 6.6% 14.0% 20.6% 173. MedEquities Realty NA NA NA 14. Agree Realty Corp 63.9% 27.1% 91.0% 94. Hospitality Ppts (3.5%) 23.2% 19.7% 174. New Senior Invt NA NA NA 15. DCT Industrial Tr 74.6% 16.3% 90.8% 95. Piedmont Office Tr 3.3% 14.4% 17.7% 175. Easterly Gvt Ppts NA NA NA 16. UMH Ppts Inc 49.6% 35.3% 84.9% 96. W. P. Carey Inc. (3.0%) 19.6% 16.6% 176. NorthStar Europe NA NA NA 17. MFG HOUSING SECTOR 60.2% 24.6% 84.9% 97. Equity Cmnwlth 16.1% 0.0% 16.1% 177. Parkway Inc. NA NA NA 18. Global Slf Stge 53.4% 28.9% 82.2% 98. Bluerock Resdl (12.4%) 28.2% 15.8% 178. Paramount Grp Inc NA NA NA 19. Sun Communities 60.2% 19.3% 79.5% 99. Medical Properties (6.3%) 21.7% 15.4% 179. Urban Edge Ppts NA NA NA 20. PS Business Parks 59.1% 20.0% 79.1% 100. Urstadt Biddle (0.8%) 15.8% 15.1% 180. Monogram Resdl Tr NA NA NA 21. TIER REIT Inc 61.3% 15.8% 77.0% 101. Federal Realty 5.0% 8.8% 13.8% 181. NexPoint Resdl Tr NA NA NA 22. First Indl Realty 62.9% 13.6% 76.4% 102. Acadia Realty Tr 1.3% 12.4% 13.7% 182. National Storage NA NA NA 23. Duke Realty Corp 55.5% 17.9% 73.4% 103. Weyerhaeuser Co 0.4% 12.3% 12.7% 183. Apple Hospitality NA NA NA 24. INDUSTRIAL SECTOR 55.5% 17.9% 73.4% 104. CorEnergy Infrastr (17.6%) 29.9% 12.4% 184. Xenia Hotels & Res NA NA NA 25. Alexandria RE 54.0% 15.8% 69.8% 105. Lexington Realty (10.1%) 21.7% 11.6% 185. Four Corners Ppty NA NA NA 26. Monmouth RE Invt 40.8% 26.3% 67.2% 106. Weingarten Realty (2.5%) 13.5% 11.0% 186. Global Net Lease NA NA NA 27. Summit Hotel Ppts 45.9% 19.0% 64.9% 107. Cousins Properties (28.1%) 38.9% 10.9% 187. Gramercy Property NA NA NA 28. Prologis Inc 48.0% 16.5% 64.5% 108. Boston Properties (0.5%) 11.3% 10.8% 188. Seritage Growth NA NA NA 29. MAA 47.3% 17.2% 64.5% 109. Whitestone REIT (14.6%) 24.7% 10.1% 189. STORE Capital Corp NA NA NA 30. Getty Realty Corp 38.9% 25.2% 64.1% 110. SHOP CTR SECTOR (11.9%) 21.9% 10.1% 190. Starwood Waypoint NA NA NA 31. Armada Hoffler 34.6% 27.2% 61.7% 111. CIM Comm Tr (18.4%) 26.0% 7.6% 191. Uniti Group NA NA NA 32. Extra Space stge 43.5% 16.0% 59.5% 112. BRT Apartments 7.2% 0.0% 7.2% 192. InfraREIT (REIT) NA NA NA 33. Aimco 36.6% 13.6% 50.2% 113. CatchMark Timber (7.1%) 13.9% 6.8% 193. MGM Growth Ppts NA NA NA 34. EastGroup Ppts Inc 33.6% 15.9% 49.5% 114. Sr Housing Ppts Tr (17.0%) 23.5% 6.5% 35. Essex Property Tr 37.6% 11.7% 49.3% 115. Vornado Realty Tr (28.0%) 34.1% 6.1% 36. Healthcare Realty 30.0% 19.3% 49.3% 116. Select Income REIT (19.3%) 24.4% 5.0% 37. Lamar Advertising 27.8% 20.9% 48.7% 117. Simon Property (6.0%) 10.0% 4.0% 38. Gladstone Comm 14.4% 33.7% 48.1% 118. Life Storage (7.8%) 11.4% 3.7% 39. Amer Tower (REIT) 39.4% 8.2% 47.6% 119. Chatham Lodging (12.5%) 16.1% 3.6% RMS 24.1% 40. Realty Income Corp 29.3% 18.1% 47.4% 120. Gvt Ppts Incm Tr (22.3%) 24.2% 1.9% S&P 500 34.3% 41. EPR Properties 23.0% 23.7% 46.6% 121. Macerich Co (13.2%) 14.8% 1.7% DJIA 42.3% 42. Crown Castle Intl 29.7% 16.0% 45.7% 122. Omega Healthcare (17.1%) 18.3% 1.3% 43. Douglas Emmett Inc 33.9% 11.6% 45.5% 123. Retail Properties (12.5%) 12.6% 0.1% 44. Physicians Realty 25.0% 20.5% 45.5% 124. Franklin St Ppts (17.7%) 17.6% (0.2%) 45. Iron Mountain Inc 8.3% 36.9% 45.2% 125. Kimco Realty Corp (11.9%) 11.5% (0.4%) 46. UDR Inc 30.8% 13.6% 44.4% 126. DiamondRock Hsptly (13.1%) 12.3% (0.8%) 1. Preferred Apt Comm 101.8% 44.5% 146.3% 47. Retail Opportunity 28.3% 15.5% 43.8% 127. SL Green Realty (8.2%) 7.2% (1.0%) 2. MAA 47.3% 17.2% 64.5% 48. Natl Health Invrs 22.7% 20.3% 43.0% 128. Columbia Ppty Tr (14.8%) 13.4% (1.4%) 3. Aimco 36.6% 13.6% 50.2% 49. Camden Ppty Tr 21.3% 21.1% 42.4% 129. Chesapeake Lodging (17.1%) 15.4% (1.7%) 4. Essex Property Tr 37.6% 11.7% 49.3% 50. Ryman Hospitality 21.4% 20.4% 41.8% 130. GGP (11.0%) 9.1% (1.8%) 5. UDR Inc 30.8% 13.6% 44.4% 51. Gaming and Leisure 12.8% 28.8% 41.6% 131. First Potomac (15.2%) 12.1% (3.1%) 6. Camden Ppty Tr 21.3% 21.1% 42.4% 52. STAG Indl Inc 17.2% 24.0% 41.2% 132. Pebblebrook Hotel (14.7%) 11.5% (3.2%) 7. AvalonBay Cmnties 25.2% 11.7% 37.0% 53. CubeSmart 27.7% 12.5% 40.3% 133. Sabra Health Care (22.1%) 18.2% (3.9%) 8. Equity Resdl 2.8% 29.2% 32.0% 54. SELF STOR SECTOR 27.7% 12.5% 40.3% 134. Extended Stay Am (17.6%) 13.4% (4.2%) 9. Independence Realt 1.2% 29.3% 30.6% 55. Healthcare Trust 23.4% 16.6% 40.0% 135. LODGING SECTOR (17.7%) 13.3% (4.4%) 10. Bluerock Resdl (12.4%) 28.2% 15.8% 56. MULTIFAMILY SECTOR 23.3% 16.4% 39.7% 136. LaSalle Hotel (20.2%) 15.6% (4.6%) 11. BRT Apartments 7.2% 0.0% 7.2% 57. Washington REIT 22.1% 16.6% 38.7% 137. Rayonier Inc (15.6%) 10.5% (5.1%) 12. Investors RE Trust (29.3%) 16.4% (12.9%) 58. AvalonBay Cmnties 25.2% 11.7% 37.0% 138. Kite Realty Grp Tr (17.4%) 12.1% (5.2%) 13. #REF! NA NA NA 59. Liberty Ppty Trust 16.8% 19.7% 36.4% 139. Brixmor Property (16.0%) 10.8% (5.2%) 14. #REF! NA NA NA 60. OFF/IND SECTOR 16.8% 19.7% 36.4% 140. Host Hotels&Resort (17.9%) 12.2% (5.6%) 15. #REF! NA NA NA 61. American Campus 20.7% 15.7% 36.4% 141. Ramco-Gershenson (19.8%) 13.3% (6.6%) 16. #REF! NA NA NA 62. Highwoods Ppts Inc 18.3% 17.5% 35.7% 142. HCP Inc (28.5%) 21.2% (7.3%) 17. #REF! NA NA NA 63. LTC Properties Inc 17.6% 18.1% 35.7% 143. Farmland Partners (19.4%) 11.9% (7.6%) 18. #REF! NA NA NA 64. One Liberty Ppts 9.8% 25.8% 35.6% 144. OUTFRONT (REIT) (33.9%) 25.9% (7.9%) 19. #REF! NA NA NA 65. HEALTHCARE SECTOR 11.4% 23.6% 35.0% 145. CoreCivic Inc. (26.4%) 17.3% (9.1%) 20. #REF! NA NA NA 66. GEO Group Inc 6.0% 28.8% 34.8% 146. Sotherly Hotels (23.2%) 13.1% (10.1%) 21. #REF! NA NA NA 67. STDNT HOUS SECTOR 19.5% 15.2% 34.7% 147. Taubman Centers (25.5%) 12.9% (12.5%) 22. #REF! NA NA NA 68. Ventas Inc 2.0% 32.3% 34.3% 148. Cedar Realty Trust (20.5%) 7.6% (12.8%) 23. #REF! NA NA NA 69. Education RealtyTr 18.3% 14.7% 33.0% 149. Investors RE Trust (29.3%) 16.4% (12.9%) 24. #REF! NA NA NA 70. Saul Centers Inc 20.2% 12.2% 32.4% 150. Spirit Realty (29.0%) 15.7% (13.3%) 25. #REF! NA NA NA 71. Equity Resdl 2.8% 29.2% 32.0% 151. New York REIT (22.6%) 8.0% (14.6%) 26. #REF! NA NA NA 72. Empire State Rlty 24.1% 7.7% 31.8% 152. MALL SECTOR (26.6%) 10.7% (15.9%) 27. #REF! NA NA NA 73. Independence Realt 1.2% 29.3% 30.6% 153. Tanger Factory (27.8%) 8.6% (19.3%) 28. #REF! NA NA NA 74. Corp Office Ppts 15.5% 15.0% 30.5% 154. RLJ Lodging Trust (31.8%) 11.8% (19.9%) 29. #REF! NA NA NA 75. TRIPLE NET SECTOR 9.8% 20.3% 30.0% 155. iStar Inc (20.3%) 0.0% (20.3%) 30. #REF! NA NA NA 76. Sunstone Hotel 7.3% 21.7% 29.0% 156. Hersha Hospitality (33.2%) 12.0% (21.2%) 77. Welltower 11.4% 17.4% 28.8% 157. Condor Hospitality (28.2%) 5.4% (22.8%) 78. Hudson Pacific 19.5% 8.6% 28.1% 158. VEREIT (36.1%) 11.1% (25.0%) 79. American Homes 23.8% 4.2% 28.0% 159. Ashford Hsplty Tr (47.2%) 20.9% (26.3%) 80. Regency Centers 16.5% 10.8% 27.4% 160. FelCor Lodging Tr (32.7%) 5.4% (27.3%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 2 7 6 18 26 28 28 22 8 9 6 2 1 2 4 0 5 10 15 20 25 30 < -50.0% -50.0% to - 35.0% -35.0% to - 20.0% -20.0% to - 5.0% -5.0% to 10.0% 10.0% to 25.0% 25.0% to 40.0% 40.0% to 55.0% 55.0% to 70.0% 70.0% to 85.0% 85.0% to 100.0% 100.0% to 115.0% 115.0% to 130.0% 130.0% to 145.0% > 145.0% # o f C om pa nie s 16

5 Year Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. CoreSite Realty 296.2% 78.1% 374.3% 81. Weyerhaeuser Co 36.9% 25.4% 62.3% 161. Brixmor Property NA NA NA 2. Preferred Apt Comm 118.2% 89.1% 207.3% 82. FelCor Lodging Tr 49.0% 13.1% 62.1% 162. Urban Edge Ppts NA NA NA 3. DuPont Fabros Tech 130.1% 59.0% 189.1% 83. Public Storage 37.4% 24.4% 61.9% 163. Wheeler REIT NA NA NA 4. Eqty LifeStyle 147.7% 34.6% 182.3% 84. Regency Centers 34.3% 23.6% 57.8% 164. Washington Prime NA NA NA 5. DATA CENTER SECTOR 135.2% 46.7% 181.9% 85. Sabra Health Care 13.9% 42.9% 56.9% 165. Bluerock Resdl NA NA NA 6. Equinix (REIT) 140.2% 34.5% 174.8% 86. AvalonBay Cmnties 34.3% 22.5% 56.8% 166. Independence Realt NA NA NA 7. Extra Space stge 131.6% 43.0% 174.6% 87. Washington REIT 23.6% 30.6% 54.1% 167. Monogram Resdl Tr NA NA NA 8. GEO Group Inc 58.5% 114.7% 173.2% 88. OFFICE SECTOR 22.6% 31.6% 54.1% 168. NexPoint Resdl Tr NA NA NA 9. DCT Industrial Tr 125.0% 40.9% 165.9% 89. Equity Resdl 11.3% 42.1% 53.3% 169. National Storage NA NA NA 10. Terreno Realty 128.1% 36.1% 164.2% 90. Life Storage 27.2% 25.5% 52.7% 170. Global Slf Stge NA NA NA 11. Agree Realty Corp 101.7% 62.3% 164.0% 91. Lexington Realty 9.0% 42.9% 51.9% 171. Ashford Hsplty Pr NA NA NA 12. First Indl Realty 135.3% 27.9% 163.2% 92. Vornado Realty Tr (5.2%) 56.2% 51.0% 172. Apple Hospitality NA NA NA 13. STAG Indl Inc 86.1% 67.2% 153.3% 93. Welltower 18.0% 32.5% 50.5% 173. Extended Stay Am NA NA NA 14. INDUSTRIAL SECTOR 92.3% 55.0% 147.3% 94. Liberty Ppty Trust 14.1% 33.8% 47.9% 174. Xenia Hotels & Res NA NA NA 15. Duke Realty Corp 98.6% 42.8% 141.3% 95. Weingarten Realty 19.2% 28.3% 47.5% 175. Four Corners Ppty NA NA NA 16. Sun Communities 89.7% 48.5% 138.2% 96. Whitestone REIT (2.9%) 49.5% 46.5% 176. Global Net Lease NA NA NA 17. MFG HOUSING SECTOR 89.7% 48.5% 138.2% 97. Ventas Inc 1.8% 44.0% 45.9% 177. Gramercy Property NA NA NA 18. Summit Hotel Ppts 90.0% 44.0% 133.9% 98. Acadia Realty Tr 21.5% 24.1% 45.6% 178. Seritage Growth NA NA NA 19. Lamar Advertising 97.4% 36.1% 133.4% 99. SHOP CTR SECTOR 19.2% 26.4% 45.6% 179. Spirit Realty NA NA NA 20. PS Business Parks 96.2% 35.6% 131.8% 100. Piedmont Office Tr 16.4% 28.6% 45.0% 180. STORE Capital Corp NA NA NA 21. SBA Comms (REIT) 128.9% 0.0% 128.9% 101. RLJ Lodging Trust 14.5% 30.0% 44.5% 181. American Homes NA NA NA 22. CubeSmart 96.8% 31.9% 128.8% 102. Federal Realty 24.0% 18.2% 42.2% 182. Altisource Resdl NA NA NA 3. Universal Health 74.0% 50.4% 124.4% 103. Host Hotels&Resort 16.8% 24.4% 41.2% 183. Reven Housing REIT NA NA NA 24. Ryman Hospitality 44.1% 77.6% 121.7% 104. Urstadt Biddle 9.0% 30.7% 39.7% 184. Starwood Waypoint NA NA NA 25. Prologis Inc 79.8% 32.7% 112.5% 105. DiamondRock Hsptly 13.6% 25.2% 38.8% 185. CatchMark Timber NA NA NA 26. Amer Tower (REIT) 93.8% 17.4% 111.2% 106. SL Green Realty 22.6% 14.2% 36.7% 186. Uniti Group NA NA NA 27. Hudson Pacific 83.7% 22.7% 106.4% 107. Education RealtyTr 11.3% 25.0% 36.3% 187. Farmland Partners NA NA NA 28. Equity Cmnwlth 91.0% 15.0% 106.0% 108. Select Income REIT (9.4%) 44.0% 34.6% 188. Gaming and Leisure NA NA NA 29. OFF/IND SECTOR 91.0% 15.0% 106.0% 109. Ramco-Gershenson 5.0% 29.4% 34.4% 189. InfraREIT (REIT) NA NA NA 30. Aimco 74.9% 30.5% 105.4% 110. LaSalle Hotel 3.6% 29.2% 32.8% 190. Gladstone Land NA NA NA 31. Sotherly Hotels 63.6% 40.7% 104.3% 111. Franklin St Ppts (3.6%) 35.3% 31.7% 191. MGM Growth Ppts NA NA NA 32. EPR Properties 48.9% 53.7% 102.5% 112. GGP 13.4% 17.9% 31.3% 192. OUTFRONT (REIT) NA NA NA 33. Healthcare Trust 58.7% 41.8% 100.5% 113. CoreCivic Inc. (20.4%) 50.2% 29.8% 193. SINGLE FAMILY SECTOR NA NA NA 34. Retail Opportunity 63.4% 34.2% 97.6% 114. Boston Properties 8.4% 21.1% 29.5% 35. Essex Property Tr 70.8% 26.3% 97.1% 115. STDNT HOUS SECTOR 5.7% 22.7% 28.4% 36. SELF STOR SECTOR 67.1% 28.2% 95.3% 116. Kite Realty Grp Tr 2.4% 25.1% 27.5% 37. UMH Ppts Inc 36.9% 57.8% 94.7% 117. Gvt Ppts Incm Tr (16.1%) 42.3% 26.2% 38. EastGroup Ppts Inc 60.9% 33.0% 94.0% 118. Macerich Co (1.0%) 26.3% 25.4% 39. Alexandria RE 62.8% 30.6% 93.4% 119. Kimco Realty Corp 2.2% 23.1% 25.3% RMS 54.2% 40. Natl Health Invrs 48.1% 43.2% 91.4% 120. Simon Property 0.1% 24.8% 24.9% S&P 500 93.1% 41. W. P. Carey Inc. 42.7% 48.3% 91.0% 121. Sr Housing Ppts Tr -14.88% 39.25% 24.38% DJIA 87.7% 42. Highwoods Ppts Inc 50.7% 39.2% 89.9% 122. American Campus 0.09% 20.45% 20.54% 43. MAA 56.1% 33.8% 89.9% 123. BRT Apartments 20.31% 0.00% 20.31% 44. Cousins Properties 18.1% 71.8% 89.9% 124. Hersha Hospitality -8.65% 26.19% 17.53% 45. Getty Realty Corp 47.4% 41.0% 88.3% 125. First Potomac -7.11% 23.95% 16.84% 46. Digital Realty Tr 46.6% 39.5% 86.1% 126. CorEnergy Infrastr -24.36% 40.02% 15.66% 1. Preferred Apt Comm 118.2% 89.1% 207.3% 47. Chatham Lodging 41.8% 43.6% 85.3% 127. Cedar Realty Trust -3.99% 16.73% 12.73% 2. Aimco 74.9% 30.5% 105.4% 48. Douglas Emmett Inc 59.4% 24.4% 83.7% 128. Mack-Cali Realty -8.81% 19.51% 10.69% 3. Essex Property Tr 70.8% 26.3% 97.1% 49. Crown Castle Intl 61.6% 21.6% 83.2% 129. Investors RE Trust -24.15% 29.45% 5.30% 4. MAA 56.1% 33.8% 89.9% 50. Chesapeake Lodging 41.2% 41.6% 82.9% 130. VEREIT -25.49% 26.57% 1.08% 5. UDR Inc 52.7% 29.2% 82.0% 51. Sunstone Hotel 49.6% 32.8% 82.5% 131. Rayonier Inc -38.93% 39.45% 0.52% 6. Camden Ppty Tr 33.0% 35.4% 68.4% 52. UDR Inc 52.7% 29.2% 82.0% 132. Pennsylvania REIT -25.10% 17.44% -7.67% 7. AvalonBay Cmnties 34.3% 22.5% 56.8% 53. Monmouth RE Invt 33.9% 45.2% 79.1% 133. MALL SECTOR -24.78% 17.11% -7.67% 8. Equity Resdl 11.3% 42.1% 53.3% 54. Medical Properties 27.6% 50.8% 78.4% 134. HCP Inc -35.60% 27.66% -7.94% 9. BRT Apartments 20.3% 0.0% 20.3% 55. One Liberty Ppts 26.4% 51.7% 78.1% 135. Tanger Factory -24.78% 13.40% -11.38% 10. Investors RE Trust (24.2%) 29.4% 5.3% 56. Gladstone Comm 16.7% 61.4% 78.1% 136. Taubman Centers -29.66% 16.84% -12.82% 11. #REF! NA NA NA 57. TRIPLE NET SECTOR 33.9% 44.1% 78.1% 137. DDR Corp -32.89% 15.40% -17.49% 12. #REF! NA NA NA 58. Iron Mountain Inc 10.2% 67.6% 77.8% 138. CBL & Assoc Ppts -58.68% 17.17% -41.51% 13. #REF! NA NA NA 59. Omega Healthcare 28.8% 48.9% 77.7% 139. Condor Hospitality -78.05% 1.66% -76.39% 14. #REF! NA NA NA 60. Corp Office Ppts 44.0% 33.6% 77.6% 140. CareTrust REIT NA NA NA 15. #REF! NA NA NA 61. LTC Properties Inc 38.1% 38.5% 76.6% 141. Care Capital Ppts NA NA NA 16. #REF! NA NA NA 62. Realty Income Corp 39.2% 36.1% 75.3% 142. Community Hlthcr NA NA NA 17. #REF! NA NA NA 63. MULTIFAMILY SECTOR 43.5% 31.7% 75.2% 143. Physicians Realty NA NA NA 18. #REF! NA NA NA 64. American Assets Tr 52.6% 21.1% 73.7% 144. Global Medical NA NA NA 19. #REF! NA NA NA 65. iStar Inc 73.2% 0.0% 73.2% 145. MedEquities Realty NA NA NA 20. #REF! NA NA NA 66. SPECIALTY SECTOR 58.5% 14.7% 73.2% 146. New Senior Invt NA NA NA 21. #REF! NA NA NA 67. Brandywine Realty 39.0% 32.7% 71.7% 147. Armada Hoffler NA NA NA 22. #REF! NA NA NA 68. HEALTHCARE SECTOR 28.2% 42.5% 70.7% 148. City Office REIT NA NA NA 23. #REF! NA NA NA 69. Kilroy Realty 46.1% 22.9% 69.0% 149. CIM Comm Tr NA NA NA 24. #REF! NA NA NA 70. Camden Ppty Tr 33.0% 35.4% 68.4% 150. Columbia Ppty Tr NA NA NA 25. #REF! NA NA NA 71. Potlatch Corp 39.7% 28.6% 68.3% 151. Easterly Gvt Ppts NA NA NA 26. #REF! NA NA NA 72. Ashford Hsplty Tr (26.7%) 93.7% 67.1% 152. Empire State Rlty NA NA NA 27. #REF! NA NA NA 73. Hospitality Ppts 17.3% 49.5% 66.8% 153. NorthStar Europe NA NA NA 28. #REF! NA NA NA 74. Natl Retail Ppts 33.9% 32.8% 66.7% 154. New York REIT NA NA NA 29. #REF! NA NA NA 75. Saul Centers Inc 41.9% 24.7% 66.6% 155. Parkway Inc. NA NA NA 30. #REF! NA NA NA 76. LODGING SECTOR 28.6% 38.0% 66.5% 156. Paramount Grp Inc NA NA NA 77. Pebblebrook Hotel 39.8% 26.4% 66.2% 157. TIER REIT Inc NA NA NA 78. Healthcare Realty 30.1% 34.7% 64.8% 158. CyrusOne Inc NA NA NA 79. Retail Properties 29.1% 34.0% 63.0% 159. QTS Realty Trust NA NA NA 80. Forest City Realty 59.0% 3.9% 62.9% 160. Rexford Industrial NA NA NA Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Indices Sector Overview: Multifamily 1 0 1 6 12 26 30 30 11 9 8 3 1 0 1 0 5 10 15 20 25 30 35 < -75.0% -75.0% to - 50.0% -50.0% to - 25.0% -25.0% to .0% .0% to 25.0% 25.0% to 50.0% 50.0% to 75.0% 75.0% to 100.0% 100.0% to 125.0% 125.0% to 150.0% 150.0% to 175.0% 175.0% to 200.0% 200.0% to 225.0% 225.0% to 250.0% > 250.0% # o f C om pa nie s 18 Preferred Apartment Communities, Inc. ("PAC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents PAC has filed with the SEC for more complete information about PAC and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, (i) with respect to the offering of up to 1,500,000 Units consisting of 1,500,000 shares of Series A Redeemable Preferred Stock and Warrants to purchase 30,000,000 shares of Common Stock, PAC’s dealer manager, Preferred Capital Securities, LLC, will arrange to send you the prospectus if you request it by calling toll-free at (855) 330-6594 (ii) with respect to the offering of up to 500,000 shares of Series M Redeemable Preferred Stock, PAC’s dealer manager, Preferred Capital Securities, LLC, will arrange to send you the prospectus if you request it by calling toll-free at (855) 330-6594 and (iii) with respect to the offering of up to $150,000,000 of Common Stock, PAC’s sales agent, JonesTrading Institutional Services LLC, will arrange to send you the prospectus if you request it by calling toll-free at (800) 423-5933.